UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2017

Li3 Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54303	20-3061907
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Matias Cousiño 82, Of 806

Santiago de Chile, 8320269

Chile

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +56 (2) 2896-9100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Other Events

On July 13, 2017, Bearing Lithium Corp. issued a press release announcing an updated Joint Ore Reserves Committee (“JORC”) resource estimate from the ongoing development work at the Maricunga lithium brine project located in Chile. The JORC report, dated July 12, 2017, was commissioned by Minera Salar Blanco S.A., a joint venture among Li3 Energy Inc., Minera Salar Blanco SpA, (“MSB”) and Lithium Power International Limited (“LPI”). Bearing has entered into a definitive agreement to acquire Li3 and its interest in the Maricunga Project. Li3 currently holds a 17.7% interest in the Maricunga Project, with MSB and LPI holding a 32.3% and 50% interest, respectively, pursuant to a joint venture arrangement. Under the terms of the joint venture LPI has agreed to fund exploration and development costs with both Li3 and MSB having a free carry until the completion of a definitive feasibility study.

The information in this Current Report on Form 8-K under Item 7.01, including the accompanying press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by reference to such filing.

Item 9.01 Financial Statements and Exhibits

99.1	Press Release of Bearing Lithium Corp. dated July 13, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LI3 ENERGY, INC.

Dated: July 24, 2017	By:	/s/ Luis Saenz
	Name:	Luis Saenz
	Title:	Chief Executive Officer

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